UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 698-5334

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement Transaction

On August 13, 2025, bioAffinity Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (“the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 990 shares of the Company’s newly designated Series B Convertible Preferred Stock, with a par value $0.001 per share and stated value (the “Stated Value”) of $1,000 per share (the “Series B Preferred Stock”) initially convertible into 4,304,343 shares (the “Conversion Shares”) of the Company’s Common Stock, par value $0.007 per share (the “Common Stock”) at an initial conversion price of $0.23 per share and (ii) warrants (the “Warrants”) to purchase up to 6,714,780 shares of the Company’s Common Stock at an exercise price of $0.352 per share of Common Stock.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 13, 2025, with each of the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock underlying the Series B Preferred Stock (the “Conversion Shares”) and Warrants no later than 15 days after the date of the Registration Rights Agreement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days following the date of the Registration Rights Agreement (or 90 days following the closing date in the event of a “full review” by the SEC).

The closing of the Private Placement took place on August 14, 2025. The gross proceeds to the Company from the Private Placement are expected to be approximately $1.2 million, before deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

WallachBeth Capital LLC (“WallachBeth”) served as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain placement agency agreement, dated as of August 13, 2025, between the Company and WallachBeth (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay WallachBeth a total cash fee equal to 7.5% of the aggregate purchase price paid by the Purchasers in the Private Placement. The Company also agreed to reimburse WallachBeth for all reasonable and out-of-pocket expenses incurred in connection with WallachBeth’s engagement in an amount not to exceed $65,000. In addition, the Company agreed to issue to WallachBeth or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 129,130 shares of the Company’s Common Stock at an exercise price equal to $0.352 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance.

The Placement Agency Agreement and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Placement Agency Agreement, the Purchase Agreement, the Warrants, the Registration Rights Agreement, and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of the Placement Agency Agreement, form of Purchase Agreement, the form of Warrant, the form of Placement Agent Warrant, and the form of Registration Rights Agreement, which are attached hereto as Exhibits 1.1, 10.1, 4.1 4.2, and 10.2, respectively.

Warrant Inducement Transaction

On August 13, 2025, the Company entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with the holder (the “Holder”) of a warrant to purchase 450,000 shares of Common Stock originally issued on August 5, 2024, with a current exercise price of $1.25 per share (the “August 2024 Warrant”) and a warrant to purchase 650,000 shares of Common Stock originally issued on October 21, 2024 with a current exercise price of $1.50 per share (the “October 2024 Warrant” and together with the August 2024 Warrant, the “Existing Warrants”), pursuant to which the Holder agreed to exercise in cash the Existing Warrants at a reduced exercise price of $0.23 per share, for gross proceeds to the Company of $253,000. As an inducement to such exercise, the Company agreed to issue to the Holder unregistered warrants (the “New Warrants”) to purchase up to 1,430,000 shares of the Company’s Common Stock. The New Warrants, which have an exercise price of $0.352 per share and will not become exercisable until the Company’s stockholders approve the issuance of shares of Common Stock upon exercise of the New Warrants in excess of 19.99% of the Common Stock outstanding on the closing date (the “Stockholder Approval”). Following Stockholder Approval, the New Warrants have a term of five years.

The shares of common stock issuable upon exercise of the August 2024 Warrant are registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-282045), which was filed with the SEC on September 11, 2024 and declared effective by the SEC on September 19, 2024. The shares of common stock issuable upon exercise of the October 2024 Warrant are registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-283521), which was filed with the SEC on November 27, 2024 and declared effective by the SEC on December 6, 2024.

In connection with the transactions contemplated in the Warrant Inducement Agreement (the “Inducement Transaction”), the Company entered into a financial advisory agreement (the “Financial Advisory Agreement”) with WallachBeth. Pursuant to the terms of the Financial Advisory Agreement, WallachBeth will receive a cash fee equal to 7.5% of the total proceeds from the exercise of the Existing Warrants. In addition, the Company agreed to issue to WallachBeth warrants to purchase 3% of the number of shares of Common Stock issuable upon exercise of the New Warrants. The Company also agreed to reimburse WallachBeth for its actual and out-of-pocket expenses up to a maximum amount of $15,000.

The terms of the Warrant Inducement Agreement require the Company to file a registration statement registering the shares underlying the New Warrants (the “New Warrant Shares”) for resale (“Resale Registration Statement”) within 15 calendar days and to use commercially reasonable best efforts to keep the Resale Registration Statement effective at all times until the Holder no longer holds any New Warrants or New Warrant Shares.

The Inducement Transaction closed on August 14, 2025. The Company intends to use these net proceeds received from the Inducement Transaction for general working capital and general corporate purposes.

The foregoing descriptions of terms and conditions of the Warrant Inducement Agreement, the New Warrants and the Financial Advisory Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Warrant Inducement Agreement, form of New Warrant, and the form of Financial Advisory Agreement, which are attached hereto as Exhibits 10.3, 4.3, and 10.4, respectively.

Warrant Amendment

On August 13, 2025, the Company and the holders of certain warrants issued by the Company on May 7, 2025 (the “May 2025 Warrants”) entered into amendments to the May 2025 Warrants (each, a “Warrant Amendment”) pursuant to which certain provisions of the May 2025 Warrants that resulted in liability treatment on the Company’s balance sheet as of June 30, 2025 were amended and restated. Following the Warrant Amendment, the May 2025 Warrants are expected to be reclassified, which will result in an increase in stockholders’ equity of approximately $2.8 million.

In addition, in connection with the Private Placement described above, as a result of certain anti-dilution adjustment provisions of the May 2025 Warrants (the “Anti-Dilution Adjustment”) the exercise price of the May 2025 Warrants has been adjusted to $0.23 per share and the number of shares of Common Stock issuable upon exercise of the May 2025 Warrants has been increased by approximately 8 million. The Anti-Dilution Adjustment was approved by the Company’s stockholders at its annual meeting of stockholders as reported in the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2025.

The foregoing description of the Warrant Amendment is not complete and is qualified in its entirety by the full text of the form of Warrant Amendment, a copy of which is attached hereto as Exhibit 4.4.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series B Preferred Stock, Warrants, and New Warrants are being issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2025, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 350,000,000. The Certificate of Amendment was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on July 25, 2025, as reported in the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2025.

In connection with the Private Placement, on August 13, 2025, the Company filed a Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Series B Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Voting. Except as otherwise required by law, holders of Series B Preferred Stock shall not be entitled to any voting rights.

Conversion. The Series B Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $0.23 per share (the “Conversion Price”). Each share of Series B Preferred Stock shall be convertible into such number of shares of Common Stock that results from dividing the Stated Value by the Conversion Price.

Limitations on Conversion. Holders of Series B Preferred Stock are prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Compliance with Rules of Principal Market. The Company will be prohibited from issuing any shares of Common Stock upon conversion of the Series B Preferred Stock if after giving effect to such issuance, the aggregate number of Conversion Shares issued under this Agreement would exceed 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of the execution date of the Purchase Agreement until such time as the Company obtains stockholder approval of such issuances (the “Preferred Stockholder Approval”).

Adjustment Upon Issuance of Common Stock. If and whenever on or after the date on which the Company obtains the Preferred Stockholder Approval, the Company is deemed to have issued or sold any shares of Common Stock for a consideration per share less than the Conversion Price, the Conversion Price will be reduced to such new issuance price subject to a floor price of $0.10

The foregoing descriptions of the Certificate of Amendment and the Certificate of Designations are not complete and are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Certificate of Designations, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 8.01 Other Events.

On August 13, 2025, the Company issued a press release announcing the pricing of the Private Placement and Warrant Inducement. On August 14, 2025, the Company issued a press release announcing the closing of the Private Placement and Warrant Inducement. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement dated August 13, 2025
3.1	Certificate of Amendment to the Certificate of Incorporation
3.2	Certificate of Designations of Series B Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
4.3	Form of New Warrant
4.4	Form of Warrant Amendment
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant Inducement Agreement
10.4	Financial Advisory Agreement dated August 13, 2025
99.1	Press release dated August 13, 2025
99.2	Press release dated August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2025	BIOAFFINITY TECHNOLOGIES, INC.

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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